Exhibit 99.1

1049 Camino Dos Rios Thousand Oaks, CA 91360-2362

NEWSRELEASE
TELEDYNE TECHNOLOGIES REPORTS
FIRST QUARTER RESULTS

THOUSAND OAKS, Calif. – May 3, 2018 – Teledyne Technologies Incorporated (NYSE:TDY)

•	Record first quarter sales of $695.6 million, an increase of 22.9% compared to last year

•	Record first quarter GAAP earnings per diluted share of $1.81

•	Record first quarter operating margin

•	Raising full year 2018 GAAP earnings outlook to $7.67 to $7.77, an increase from the prior outlook of $7.51 to $7.61

Teledyne today reported first quarter 2018 net sales of $695.6 million, compared with net sales of $566.1 million for the first quarter of 2017, an increase of 22.9%. Net income was $66.5 million ($1.81 per diluted share) for the first quarter of 2018, compared with $30.5 million ($0.84 per diluted share) for the first quarter of 2017, an increase of 118.0%. The first quarter of 2017 includes $21.2 million ($0.42 per share) in acquisition costs related to the e2v technologies plc (“e2v”) acquisition.
“We began 2018 with an outstanding quarter. Total sales increased 22.9% including organic growth of 7.9%.  In addition, orders exceeded sales in every segment, generating an overall book to bill greater than 1.2 times,” said Robert Mehrabian, Chairman and Chief Executive Officer.  “Our Digital Imaging segment performed exceptionally well again, with sales increasing 21.7% organically from last year.  Sales of defense and space electronics were also strong with one large space program contributing to our all-time record orders.  Finally, while operating margin was a record for any first quarter, we believe there remains room for long-term improvement.”
Review of Operations Comparisons are with the first quarter of 2017, unless noted otherwise. Effective January 1, 2018, Teledyne adopted the requirements of Accounting Standards Update (“ASU”) No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” This ASU requires the service cost component of net benefit costs to be reported in the same line item or items within operating income as other compensation costs, with the other components of net benefit cost to be presented outside of operating income. The 2017 period has been adjusted to be consistent with the 2018 presentation. In addition, effective January 1, 2018, Teledyne adopted ASU No. 2014-09 (Topic 606), “Revenue from Contracts with Customers”, using the modified retrospective transition method. Prior period comparative information is not adjusted and is reported under the accounting standards in effect for that period. The cumulative effect of adopting the new standard resulted in an immaterial increase to retained earnings as of January 1, 2018.

Instrumentation
The Instrumentation segment’s first quarter 2018 net sales were $239.0 million, compared with $232.8 million, an increase of 2.7%. First quarter 2018 operating income was $27.8 million, compared with $30.2 million, a decrease of 7.9%.
The first quarter 2018 net sales increase resulted from higher sales of test and measurement instrumentation and environmental instrumentation, as well as the contribution from recent acquisitions, partially offset by lower sales of marine instrumentation. Sales of test and measurement instrumentation increased $5.8 million and included $0.8 million in incremental sales from recent acquisitions. Sales of environmental instrumentation increased $5.7 million and included $4.5 million in incremental sales from recent acquisitions. Sales of marine instrumentation decreased $5.3 million and primarily reflected lower sales of sensors for energy exploration and unfavorable timing of U.S. Government sales, partially offset by higher sales of sonar systems. The decrease in operating income reflected lower sales in marine instruments and costs associated with the relocation of certain marine instrumentation facilities, partially offset by the impact of greater sales of test and measurement instrumentation and environmental instrumentation.
Digital Imaging
The Digital Imaging segment’s first quarter 2018 net sales were $206.4 million, compared with $113.8 million, an increase of 81.4%. Operating income was $34.6 million for the first quarter of 2018, compared with $15.1 million, an increase of 129.1%.
The first quarter 2018 net sales included $69.5 million in incremental sales from the e2v acquisition. The first quarter 2018 net sales also reflected higher sales of X-ray detectors for life sciences applications, infrared sensors for U.S. Government programs and machine vision cameras for industrial applications. The increase in operating income in the first quarter of 2018 reflected the impact of higher sales, favorable product mix and incremental operating profit from e2v. Operating income in 2017 included $2.5 million in acquisition-related costs related to the e2v acquisition.
Aerospace and Defense Electronics
The Aerospace and Defense Electronics segment’s first quarter 2018 net sales were $178.2 million, compared with $151.9 million, an increase of 17.3%. Operating income was $31.7 million for the first quarter of 2018, compared with $24.8 million, an increase of 27.8%.
The first quarter 2018 net sales reflected $28.7 million of higher sales of defense electronics, partially offset by $2.4 million of lower sales of aerospace electronics. The higher sales of defense electronics reflected greater sales in most product categories and included $10.7 million of sales from e2v. The increase in operating income in the first quarter of 2018 primarily reflected the impact of higher sales.
Engineered Systems
The Engineered Systems segment’s first quarter 2018 net sales were $72.0 million compared with $67.6 million, an increase of 6.5%. Operating income was $7.2 million for the first quarter of 2018, compared with $7.4 million, a decrease of 2.7%.
The first quarter 2018 net sales reflected higher sales of $5.1 million of engineered products and services and $0.4 million of energy systems products, partially offset by lower sales of $1.1 million of turbine engines. The higher sales of engineered products and services primarily reflected greater marine manufacturing and missile defense programs. Operating income in the first quarter of 2018 decreased slightly, due in part to lower turbine engine sales.

Additional Financial Information
Cash Flow
Cash provided by operating activities was $71.6 million for the first quarter of 2018, compared with $53.4 million. The higher cash provided by operating activities in the first quarter of 2018 reflected the impact of higher operating income and cash flow from e2v. The first quarter of 2017 reflected the impact of transaction related payments for the e2v acquisition. At April 1, 2018, cash totaled $79.9 million and total debt, including capital lease obligations, was $1,028.4 million. At April 1, 2018, $110.5 million was outstanding under the $750.0 million credit facility. The company received $12.3 million from the exercise of stock options in the first quarter of 2018, compared with $6.3 million. Capital expenditures for the first quarter of 2018 were $19.8 million, compared with $12.6 million. Depreciation and amortization expense for the first quarter of 2018 was $28.8 million, compared with $22.8 million.

Free Cash Flow (a)	First Quarter
(in millions, brackets indicate use of funds)	2018	2017
Cash provided by operating activities	$71.6	$53.4
Capital expenditures for property, plant and equipment	(19.8)	(12.6)
Free cash flow	$51.8	$40.8
(a) The company defines free cash flow as cash provided by operating activities (a measure prescribed by generally accepted accounting principles) less capital expenditures for property, plant and equipment. The company believes that this supplemental non-GAAP information is useful to assist management and the investment community in analyzing the company’s ability to generate cash flow.

Tax Cuts and Jobs Act
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Act”) was enacted. The Tax Act significantly revised the U.S. corporate income tax by, among other things, lowering corporate income tax rates, implementing the territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. As a result of the Tax Act, Teledyne incurred provisional charges of $4.7 million in the fourth quarter of 2017 primarily due to the repatriation tax and the remeasurement of U.S. deferred tax assets and liabilities. The impacts of the Tax Act may differ from this estimate, possibly materially (and the amount of the provisional charge may accordingly be adjusted over the course of 2018), due to changes in interpretations and assumptions Teledyne has made, guidance that may be issued, and actions Teledyne may take as a result of the Tax Act. In the first quarter of 2018, the provisional charge was adjusted by an additional $0.6 million.
Income Taxes
The effective tax rate for the first quarter of 2018 was 19.1% compared with 24.9%. The first quarter of 2018 reflected net discrete income tax benefits of $2.1 million. This amount includes a $3.0 million income tax benefit related to share-based accounting, and the increase in the provisional charge. The first quarter of 2017 includes net discrete tax benefits of $1.4 million. Excluding the net discrete income tax benefits in both periods and the impact of the Tax Act, the effective tax rates would have been 21.7% for the first quarter of 2018 and 28.3% for the first quarter of 2017.
Other
Stock option expense was $4.9 million for the first quarter of 2018, compared with $4.1 million. Non-service retirement benefit income was $3.4 million for the first quarter of 2018, compared with $3.3 million. Interest expense, net of interest income, was $7.1 million for the first quarter of 2018 compared with $8.2 million. Interest expense in the first quarter of 2017 included $2.3 million related to the e2v acquisition. Corporate expense decreased to $12.9 million for the first quarter of 2018, compared with $22.7 million. Corporate expense in the first quarter of 2017 included pretax charges of $10.4 million related to the e2v acquisition. Other income and expense was expense of $2.5 million for the first quarter of 2018 compared with expense of $9.3 million. Other income and expense in the first quarter of 2017 included pretax charges of $6.0 million related to the e2v acquisition.

Outlook
Based on its current outlook, the company’s management believes that second quarter 2018 GAAP earnings per diluted share will be in the range of $1.85 to $1.90 and full year 2018 GAAP earnings per diluted share will be in the range of $7.67 to $7.77, an increase from the prior outlook of $7.51 to $7.61. The company’s estimated tax rate for 2018 is 21.4%, before discrete items which are currently expected to be lower in 2018 than in prior periods.

Forward-Looking Statements Cautionary Notice
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, relating to sales, earnings, operating margin, growth opportunities, acquisitions and divestitures, product sales, capital expenditures, pension matters, stock option compensation expense, interest expense, taxes, exchange rate fluctuations, cost reductions, facility consolidation costs, severance expenses and strategic plans. Forward-looking statements are generally accompanied by words such as “estimate”, “project”, “predict”, “believes” or “expect”, that convey the uncertainty of future events or outcomes. All statements made in this press release that are not historical in nature should be considered forward-looking.
Actual results could differ materially from these forward-looking statements. Many factors could change the anticipated results, including: disruptions in the global economy; changes in demand for products sold to the defense electronics, instrumentation, digital imaging, energy exploration and production, commercial aviation, semiconductor and communications markets; funding, continuation and award of government programs; changes in the estimated impact of the Tax Act; cuts to defense spending resulting from existing and future deficit reduction measures; impacts from the United Kingdom’s planned exit from the European Union; uncertainties related to the policies of the U.S. Presidential Administration; and threats to the security of our confidential and proprietary information, including cyber security threats. Lower oil and natural gas prices, as well as instability in the Middle East or other oil producing regions, and regulations or restrictions relating to energy production, including with respect to hydraulic fracturing, could further negatively affect the company’s businesses that supply the oil and gas industry. Increasing fuel costs could negatively affect the markets of our commercial aviation businesses. In addition, financial market fluctuations affect the value of the company’s pension assets.
Information regarding the impact of the Tax Act consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially, over the course of 2018. Information regarding the impact of the Tax Act is based on our current calculations, as well as our current interpretations, assumptions and expectations relating to the Tax Act, which are subject to change.
Changes in the policies of U.S. and foreign governments, including economic sanctions, could result, over time, in reductions or realignment in defense or other government spending and further changes in programs in which the company participates.
While the company’s growth strategy includes possible acquisitions, we cannot provide any assurance as to when, if or on what terms any acquisitions will be made. Acquisitions involve various inherent risks, such as, among others, our ability to integrate acquired businesses, retain customers and achieve identified financial and operating synergies. There are additional risks associated with acquiring, owning and operating businesses internationally, including those arising from U.S. and foreign policy changes and exchange rate fluctuations.
While the company believes its internal and disclosure control systems are effective, there are inherent limitations in all control systems, and misstatements due to error or fraud may occur and may not be detected.
Readers are urged to read the company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) for a more complete description of the company, its businesses, its strategies and the various risks that the company faces. Various risks are identified in Teledyne’s 2017 Annual Report on Form 10-K. The company assumes no duty to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise.
A live webcast of Teledyne’s first quarter earnings conference call will be held at 11:00 a.m. (Eastern) on Thursday, May 3, 2018. To access the call, go to www.teledyne.com approximately ten minutes before the scheduled start time. A replay will also be available for one month starting at 12:00 p.m. (Eastern) on Thursday, May 3, 2018.

Contact:	Jason VanWees
(805) 373-4542

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED
APRIL 1, 2018 AND APRIL 2, 2017
(Unaudited - in millions, except per share amounts)

	First Quarter	First Quarter
	2018	2017(a)
Net sales	$695.6	$566.1
Costs and expenses:
Costs of sales (b)	438.2	357.0
Selling, general and administrative expenses (b)	169.0	154.3
Total costs and expenses	607.2	511.3
Operating income	88.4	54.8
Interest and debt expense, net (b)	(7.1)	(8.2)
Non-service retirement benefit income	3.4	3.3
Other expense, net (b)	(2.5)	(9.3)
Income before income taxes	82.2	40.6
Provision for income taxes	15.7	10.1
Net income	$66.5	$30.5

Diluted earnings per common share	$1.81	$0.84

Weighted average diluted common shares outstanding	36.8	36.1

(a)	The 2017 period has been adjusted to reflect the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

(b)
The first quarter of 2017 includes pretax charges of $21.2 million in acquisition costs related to the acquisition of e2v technologies plc, of which $1.4 million was recorded to cost of sales, $11.5 million was recorded to selling, general and administrative expenses, $2.3 million was recorded to interest expense and $6.0 million was recorded as other expense.

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF SEGMENT NET SALES AND OPERATING INCOME
FOR THE THREE MONTHS ENDED
APRIL 1, 2018 AND APRIL 2, 2017
(Unaudited - in millions)

	First Quarter	First Quarter	% Change
	2018	2017(a)
Net sales:
Instrumentation	$239.0	$232.8	2.7%
Digital Imaging	206.4	113.8	81.4%
Aerospace and Defense Electronics	178.2	151.9	17.3%
Engineered Systems	72.0	67.6	6.5%
Total net sales	$695.6	$566.1	22.9%
Operating income:
Instrumentation	$27.8	$30.2	(7.9)%
Digital Imaging (b)	34.6	15.1	129.1%
Aerospace and Defense Electronics (b)	31.7	24.8	27.8%
Engineered Systems	7.2	7.4	(2.7)%
Corporate expense (b)	(12.9)	(22.7)	(43.2)%
Operating income	88.4	54.8	61.3%
Interest and debt expense, net (b)	(7.1)	(8.2)	(13.4)%
Non-service retirement benefit income	3.4	3.3	3.0%
Other expense, net (b)	(2.5)	(9.3)	(73.1)%
Income before income taxes	82.2	40.6	102.5%
Provision for income taxes	15.7	10.1	55.4%
Net income	$66.5	$30.5	118.0%

(a)	The 2017 period has been adjusted to reflect the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

(b)
The first quarter of 2017 includes pretax charges of $21.2 million in acquisition costs related to the acquisition of e2v technologies plc, of which $2.5 million was recorded in the Digital Imaging segment, $10.4 million was recorded to corporate expense, $2.3 million was recorded to interest expense and $6.0 million was recorded as other expense.

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited – in millions)

	April 1, 2018	December 31, 2017
ASSETS
Cash	$79.9	$70.9
Accounts receivable, net	534.8	478.1
Inventories, net	381.8	400.2
Prepaid expenses and other current assets	63.7	62.7
Total current assets	1,060.2	1,011.9
Property, plant and equipment, net	441.9	442.8
Goodwill and acquired intangible assets, net	2,193.3	2,175.6
Prepaid pension asset	137.5	127.2
Other assets, net	87.2	88.9
Total assets	$3,920.1	$3,846.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$198.0	$191.7
Accrued liabilities	348.0	345.3
Current portion of long-term debt and capital leases and other debt	9.2	3.6
Total current liabilities	555.2	540.6
Long-term debt and capital lease obligations	1,019.2	1,069.3
Other long-term liabilities	289.8	289.2
Total liabilities	1,864.2	1,899.1
Total stockholders’ equity	2,055.9	1,947.3
Total liabilities and stockholders’ equity	$3,920.1	$3,846.4

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF QUARTERLY SEGMENT NET SALES, OPERATING INCOME AND INCOME BEFORE TAX
FOR FISCAL YEAR 2017 (a)
(Unaudited - in millions)

As Adjusted for ASU No. 2017-07	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Total Year 2017
Net sales	$566.1	$671.1	$662.2	$704.4	$2,603.8
Costs and expenses:
Costs of sales (a)	357.0	421.2	408.6	437.2	1,624.0
Selling, general and administrative expenses (a)	154.3	167.1	164.1	172.6	658.1
Total costs and expenses	511.3	588.3	572.7	609.8	2,282.1
Operating income	54.8	82.8	89.5	94.6	321.7
Interest and debt expense, net	(8.2)	(9.1)	(8.2)	(7.6)	(33.1)
Non-service retirement benefit income	3.3	3.4	3.4	3.8	13.9
Other expense, net	(9.3)	(0.7)	(3.0)	(2.5)	(15.5)
Income before income taxes	$40.6	$76.4	$81.7	$88.3	$287.0
(a) Adjusted to reflect the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

As Originally Reported (a)	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Total Year 2017
Net sales	$566.1	$671.1	$662.2	$704.4	$2,603.8
Costs and expenses:
Costs of sales	354.2	418.3	405.8	433.9	1,612.2
Selling, general and administrative expenses	153.8	166.6	163.5	172.1	656.0
Total costs and expenses	508.0	584.9	569.3	606.0	2,268.2
Operating income	58.1	86.2	92.9	98.4	335.6
Interest and debt expense, net	(8.2)	(9.1)	(8.2)	(7.6)	(33.1)
Other expense, net	(9.3)	(0.7)	(3.0)	(2.5)	(15.5)
Income before income taxes	$40.6	$76.4	$81.7	$88.3	$287.0
(a) As originally reported prior to the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF QUARTERLY SEGMENT NET SALES, OPERATING INCOME AND INCOME BEFORE TAX
FOR FISCAL YEAR 2017 (a)
(Unaudited - in millions)

As Adjusted for ASU No. 2017-07	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Total Year 2017
Net sales:
Instrumentation	$232.8	$233.8	$232.5	$254.8	$953.9
Digital Imaging	113.8	188.5	191.5	199.7	693.5
Aerospace and Defense Electronics	151.9	172.8	165.1	180.4	670.2
Engineered Systems	67.6	76.0	73.1	69.5	286.2
Net sales	$566.1	$671.1	$662.2	$704.4	$2,603.8
Operating income(a):
Instrumentation	$30.2	$30.5	$34.6	$30.7	$126.0
Digital Imaging	15.1	26.2	31.6	34.5	107.4
Aerospace and Defense Electronics	24.8	31.0	28.0	35.5	119.3
Engineered Systems	7.4	7.7	8.6	8.3	32.0
Corporate expense	(22.7)	(12.6)	(13.3)	(14.4)	(63.0)
Operating income	54.8	82.8	89.5	94.6	321.7
Interest and debt expense, net	(8.2)	(9.1)	(8.2)	(7.6)	(33.1)
Non-service retirement benefit income	3.3	3.4	3.4	3.8	13.9
Other expense, net	(9.3)	(0.7)	(3.0)	(2.5)	(15.5)
Income before income taxes	$40.6	$76.4	$81.7	$88.3	$287.0
(a) Adjusted to reflect the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

As Originally Reported(a)	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Total Year 2017
Net sales:
Instrumentation	$232.8	$233.8	$232.5	$254.8	$953.9
Digital Imaging	113.8	188.5	191.5	199.7	693.5
Aerospace and Defense Electronics	151.9	172.8	165.1	180.4	670.2
Engineered Systems	67.6	76.0	73.1	69.5	286.2
Net sales	$566.1	$671.1	$662.2	$704.4	$2,603.8
Operating income:
Instrumentation	$30.4	$30.8	$34.8	$31.4	$127.4
Digital Imaging	15.3	26.4	31.9	34.8	108.4
Aerospace and Defense Electronics	26.2	32.4	29.4	36.9	124.9
Engineered Systems	8.9	9.1	10.0	9.7	37.7
Corporate expense	(22.7)	(12.5)	(13.2)	(14.4)	(62.8)
Operating income	58.1	86.2	92.9	98.4	335.6
Interest and debt expense, net	(8.2)	(9.1)	(8.2)	(7.6)	(33.1)
Other expense, net	(9.3)	(0.7)	(3.0)	(2.5)	(15.5)
Income before income taxes	$40.6	$76.4	$81.7	$88.3	$287.0
(a) As originally reported prior to the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF QUARTERLY SEGMENT NET SALES, OPERATING INCOME AND INCOME BEFORE TAX
FOR FISCAL YEAR 2016
(Unaudited - in millions)

As Adjusted for ASU No. 2017-07	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Total Year 2016
Net sales	$530.5	$539.7	$526.8	$552.9	$2,149.9
Costs and expenses:
Costs of sales(a)	327.7	339.0	319.9	342.9	1,329.5
Selling, general and administrative expenses(a)	145.2	150.4	141.4	142.9	579.9
Total costs and expenses	472.9	489.4	461.3	485.8	1,909.4
Operating income	57.6	50.3	65.5	67.1	240.5
Interest and debt expense, net	(5.7)	(5.9)	(5.6)	(6.0)	(23.2)
Non-service retirement benefit income	3.3	3.3	3.3	3.4	13.3
Other income/(expense), net	(1.3)	17.2	(0.8)	(4.4)	10.7
Income before income taxes	$53.9	$64.9	$62.4	$60.1	$241.3
(a) Adjusted to reflect the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

As Originally Reported(a)	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Total Year 2016
Net sales	$530.5	$539.7	$526.8	$552.9	$2,149.9
Costs and expenses:
Costs of sales	324.8	336.2	317.0	340.0	1,318.0
Selling, general and administrative expenses	144.8	149.9	141.0	142.4	578.1
Total costs and expenses	469.6	486.1	458.0	482.4	1,896.1
Operating income	60.9	53.6	68.8	70.5	253.8
Interest and debt expense, net	(5.7)	(5.9)	(5.6)	(6.0)	(23.2)
Other income/(expense), net	(1.3)	17.2	(0.8)	(4.4)	10.7
Income before income taxes	$53.9	$64.9	$62.4	$60.1	$241.3
(a) As originally reported prior to the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF QUARTERLY SEGMENT NET SALES, OPERATING INCOME AND INCOME BEFORE TAX
FOR FISCAL YEAR 2016
(Unaudited - in millions)

As Adjusted for ASU No. 2017-07	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Total Year 2016
Net sales:
Instrumentation	$223.7	$220.1	$208.3	$224.6	$876.7
Digital Imaging	89.9	99.4	98.5	110.9	398.7
Aerospace and Defense Electronics	152.6	158.0	153.5	151.8	615.9
Engineered Systems	64.3	62.2	66.5	65.6	258.6
Total net sales	$530.5	$539.7	$526.8	$552.9	$2,149.9
Operating income(a):
Instrumentation	$31.3	$20.0	$28.0	$30.1	$109.4
Digital Imaging	7.8	10.3	11.2	14.8	44.1
Aerospace and Defense Electronics	22.8	26.6	30.2	27.1	106.7
Engineered Systems	6.6	4.2	7.2	8.5	26.5
Corporate expense	(10.9)	(10.8)	(11.1)	(13.4)	(46.2)
Operating income	57.6	50.3	65.5	67.1	240.5
Interest and debt expense, net	(5.7)	(5.9)	(5.6)	(6.0)	(23.2)
Non-service retirement benefit income	3.3	3.3	3.3	3.4	13.3
Other income/(expense), net	(1.3)	17.2	(0.8)	(4.4)	10.7
Income before income taxes	$53.9	$64.9	$62.4	$60.1	$241.3
(a) Adjusted to reflect the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

As Originally Reported(a)	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Total Year 2016
Net sales:
Instrumentation	$223.7	$220.1	$208.3	$224.6	$876.7
Digital Imaging	89.9	99.4	98.5	110.9	398.7
Aerospace and Defense Electronics	152.6	158.0	153.5	151.8	615.9
Engineered Systems	64.3	62.2	66.5	65.6	258.6
Total net sales	$530.5	$539.7	$526.8	$552.9	$2,149.9
Operating income:
Instrumentation	$31.4	$20.1	$28.1	$30.2	$109.8
Digital Imaging	8.2	10.7	11.7	15.3	45.9
Aerospace and Defense Electronics	24.1	28.0	31.5	28.5	112.1
Engineered Systems	8.0	5.6	8.6	9.9	32.1
Corporate expense	(10.8)	(10.8)	(11.1)	(13.4)	(46.1)
Operating income	60.9	53.6	68.8	70.5	253.8
Interest and debt expense, net	(5.7)	(5.9)	(5.6)	(6.0)	(23.2)
Other income/(expense), net	(1.3)	17.2	(0.8)	(4.4)	10.7
Income before income taxes	$53.9	$64.9	$62.4	$60.1	$241.3
(a) As originally reported prior to the adoption of ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.